                                                                     EXHIBIT 2.7

                         AMENDED AND RESTATED AGREEMENT


          This Agreement (this "Agreement") is made and entered into as of the
                                ---------
1st day of August, 1997 by and among Fox Kids Worldwide, Inc. ("Fox Kids"),
                                                                --------
Saban Entertainment, Inc. ("Saban"), Fox Broadcasting Sub, Inc. ("Fox
                            -----                                 ---
Broadcasting Sub"), Allen & Company Incorporated ("Allen"), Haim Saban and each
----------------                                   -----
of the entities listed on Schedule "A" hereto (the "SEI Entities" and, with Haim
                          ------------              ------------
Saban, the "SEI Stockholders").
            ----------------


                                R E C I T A L S
                                - - - - - - - -

          A. Effective June 1, 1995, the SEI Stockholders and Fox Broadcasting, the sole stockholder of FCN Holding, Inc. ("FCN Holding"), agreed
                                                          -----------
to form a strategic alliance which would provide for the joint control and management, as well as the sharing of economic risks and rewards, of Saban, FCN Holding, and of all of their respective Subsidiaries.

          B. In connection with the strategic alliance, Haim Saban, Saban, the SEI Entities, Fox Broadcasting, FCN Holding and FCNH Sub, Inc. ("FCNH Sub")
                                                                 --------
entered into that certain Strategic Stockholders Agreement dated as of December 22, 1995, as amended by Amendment No. 1 thereto dated as of February 26, 1996, and as further amended by Amendment No. 2 thereto dated as of September 27, 1996, and as supplemented by that Supplement to Strategic Stockholders Agreement dated as of September 27, 1996 (together, the "Strategic Stockholders
                                               ----------------------
Agreement"), which provided for, among other things, the terms of a
---------
reorganization of Saban and FCN Holding in contemplation of an initial public offering of a "Successor Entity" (as that term is defined in the Strategic Stockholders Agreement).

          C. Saban and Fox Broadcasting have decided not to pursue an initial public offering at this time. However, Saban and Fox Broadcasting have decided to complete the reorganization described in the Strategic Stockholders Agreement, pursuant to which Saban and FCN Holding will be restructured and reorganized into Fox Kids such that Fox Kids will own the business and operations of Saban, FCN Holding, and of all of their respective Subsidiaries (the "Reorganization").
      --------------

          D. Fox Broadcasting, FCN Holding and the SEI Stockholders formed Fox Kids as of August 27, 1996.

          E. Pursuant to Section 6 of the Strategic Stockholders Agreement, the parties hereto have entered into this Agreement to memorialize and confirm the steps necessary to effect the Reorganization contemplated by the Strategic Stockholders Agreement.

          F. The Reorganization is to be made concurrently with the contribution to Fox Kids of shares of non-voting Class C Common Stock, par value $0.01 per share, of International Family Entertainment, a Delaware corporation ("IFE"), and of $23 million principal amount of 6% Convertible Secured Notes due
  ---
2004 of IFE (the "Contribution"), contemplated by that certain Contribution and
                  ------------
Exchange Agreement (the "LIFE Contribution Agreement"), dated as of the date
                         ---------------------------
hereof, by and among Liberty Media Corporation, a Delaware corporation ("Liberty"), Liberty IFE, Inc., a Colorado corporation and a wholly owned
  -------
subsidiary of Liberty, and Fox Kids.

          G. The Contribution and the exchange of shares necessary to effect the Reorganization are intended to qualify as a tax-free exchange pursuant to
Section 351 of the Internal Revenue Code of 1986, as amended (the "Code"),
                                                                   ----
except to the extent that the Exchange Right (as defined in the LIFE Contribution Agreement) constitutes "taxable boot" under the Code.

          H. Any capitalized term used herein but not defined shall have the meaning assigned to such term in the Strategic Stockholders Agreement.

          NOW, THEREFORE, pursuant to the Strategic Stockholders Agreement and to the other agreements referred to above, and in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, the parties agree that the Reorganization shall be effected as follows:


     1.   Issuances of Capital Stock of Fox Kids.  At the "Closing" (as defined
          --------------------------------------
in Section 4 hereof):

          a.   Exchange by Fox Broadcasting Sub and Allen.  Fox Broadcasting Sub
               ------------------------------------------
will contribute to Fox Kids 800 shares of the common stock of FCN Holding ("FCNH
                                                                            ----
Common Stock") in exchange for 7,920,000 shares of Class B Common Stock, $0.001
------------
par value per share, of Fox Kids (the "Class B Common Stock").  Allen will
                                       --------------------
contribute to Fox Kids 16 16/99 shares of FCNH Common Stock in exchange for 160,000 shares of Class A Common Stock, $0.001 par value per share, of Fox Kids (the "Class A Common Stock").
      --------------------

          b.   Exchange by SEI Stockholders.  The SEI Stockholders will
               ----------------------------
contribute to Fox Kids their Saban Common Stock (as set forth on Schedule "A"
                                                                 ------------
hereto) in exchange for an aggregate of 7,920,000 shares of the Class B Common Stock. The shares of Class B Common Stock to be held by each SEI Stockholder are set forth on Schedule "A" hereto with respect to each SEI Stockholder.
                 ------------

     2.   Representations and Warranties.
          ------------------------------

          a.   By Fox Kids.  Fox Kids represents and warrants to Saban, Fox
               -----------
Broadcasting Sub, Allen and the SEI Stockholders that the following statements are true and correct as of the date hereof, and will be true and correct at the Closing Date:

          (1) Organization and Standing; Articles and By-Laws.  Fox Kids is a
              -----------------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Fox Kids is qualified, licensed or domesticated as a foreign corporation and is in good standing in all jurisdictions where the character of its properties owned or held under lease or the nature of its activities make such qualification necessary, except where the failure to be so qualified, licensed or domesticated would not have a material adverse effect on Fox Kids. Fox Kids has all requisite power and authority and all requisite licenses, permits and franchises necessary to own, lease and operate its properties and assets and to carry on its business in the manner and in the locations as presently conducted, except where the failure to do so would not have a material adverse effect on Fox Kids. Copies of the Restated Certificate of Incorporation (as certified by the Delaware Secretary of State) and By-Laws of Fox Kids have been delivered to the other parties to this Agreement and are accurate and complete as of the date hereof.

          (2) Authorization.  Fox Kids has the requisite corporate power and
              -------------
authority to enter into and carry out the terms and conditions of this Agreement and all the transactions contemplated hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by Fox Kids' Board of Directors, and all corporate proceedings have been taken and no other corporate proceedings on the part of Fox Kids or its Affiliates is necessary to authorize the execution, delivery and performance by Fox Kids of this Agreement. This Agreement has been duly executed and delivered by Fox Kids and constitutes the valid and binding obligations of Fox Kids, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally from time to time in effect and except that equitable remedies may not in all cases be available (regardless of whether enforceability is considered in a proceeding at law or in equity) (collectively, the "Remedies
                                                                    --------
Exception").  The execution, delivery and performance of this Agreement by Fox
---------
Kids will not conflict with or constitute a breach, violation or default under Fox Kids' Restated Certificate of Incorporation or By-Laws, any statute, law or administrative regulation, or under any judgment, decree, order, writ, governmental permit or license, any material contract, agreement, lease, indenture or instrument to which Fox Kids or any of its Affiliates is a party or by which Fox Kids or any of its Affiliates is bound.

          (3) No Consents.  No consent, authorization, order or approval of, or
              -----------
filing with or registration with, any governmental authority, commission, board or other regulatory body of the United States or any State or political subdivision thereof, or any other Person, is required to be made or obtained by Fox Kids or any of its Affiliates, for or in connection with the execution and delivery by Fox Kids of this Agreement and the consummation by Fox Kids of the transactions contemplated hereby.

          (4) Capital Stock.  The authorized capital stock of Fox Kids consists
              -------------
of 10,000,000 shares of Class A Common Stock, 10,000,000 shares of Class B Common Stock 20,000,000 shares of "blank check" Preferred Stock (together, the "Fox Kids Stock"). As of the date hereof, there are 0.02 shares of Class A
---------------
Common Stock, two (2) shares of Class B Common Stock, no shares of Preferred Stock issued and outstanding. All of the issued and outstanding shares of Class A and Class B Common Stock are duly authorized, validly issued, fully paid and non-assessable and were not issued in violation of any preemptive rights or any Federal or State securities laws, and the issued and outstanding shares of Class A Common Stock are held by Allen and the issued and outstanding shares of Class B Common Stock are held by Fox Broadcasting Sub and the SEI Stockholders. As of the date hereof, there are no options, warrants, calls, subscriptions, convertible securities or other rights (including preemptive rights), agreements, understandings, arrangements or commitments of any character obligating Fox Kids now or at any time in the future to issue or sell any of the capital stock of Fox Kids.

          (5) No Disposition.  Fox Kids has no plan or intention to dispose of
              --------------
any of the property received by it pursuant to this Agreement.

          b.   By the SEI Stockholders.  Each of the SEI Stockholders represents
               -----------------------
and warrants to Fox Kids, Saban, Fox Broadcasting Sub and Allen that the following statements are true and correct as of the date hereof, and will be true and correct at the Closing Date:

          (1) Organization and Standing; Articles and By-Laws.  To the extent an
              -----------------------------------------------
SEI Stockholder is not a natural person, such SEI Stockholder is a corporation, partnership, limited liability partnership or similar entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Each such SEI Stockholder is qualified, licensed or domesticated as a foreign entity and is in good standing in all jurisdictions where the character of its properties owned or held under lease or the nature of its activities make such qualification necessary, except where the failure to be so qualified, licensed or domesticated would not have a material adverse effect on such SEI Stockholder. Each SEI Stockholder has all requisite power and authority and all requisite licenses, permits and franchises necessary to own, lease and operate its properties and assets and to carry on its business in the manner and in the locations as presently conducted, except where the failure to do so would not have a material adverse effect on such SEI Stockholder. Copies of the organizational documents of each SEI Stockholder have been delivered to the other parties to this Agreement and are accurate and complete as of the date hereof.

          (2) Authorization.  Each SEI Stockholder has the requisite power and
              -------------
authority to enter into and carry out the terms and conditions of this Agreement and all the transactions contemplated hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by each SEI Stockholder's Board of Directors or similar entity, and all proceedings have been taken and no other proceedings on the part of any SEI Stockholder or its Affiliates is necessary to authorize the execution, delivery and performance by such SEI Stockholder of this Agreement. This Agreement has been duly executed and delivered by each SEI Stockholder and constitutes the valid and binding obligations of such SEI Stockholder, enforceable in accordance with its terms, except as enforceability may be limited by the Remedies Exception. The execution, delivery and performance of this Agreement by each SEI Stockholder will not conflict with or constitute a breach, violation or default under its organizational documents, any statute, law or administrative regulation, or under any judgment, decree, order, writ, governmental permit or license, any material contract, agreement, lease, indenture or instrument to which such SEI Stockholder or any of its Affiliates is a party or by which such SEI Stockholder or any of its Affiliates is bound.

          (3) No Consents.  No consent, authorization, order or approval of, or
              -----------
filing with or registration with, any governmental authority, commission, board or other regulatory body of the United States or any State or political subdivision thereof, or any other Person, is required to be made or obtained by any SEI Stockholder or any of their Affiliates, for or in connection with the execution and delivery by such SEI Stockholder of this Agreement and the consummation by such SEI Stockholder of the transactions contemplated hereby.

          (4) Title to Saban Stock.  Each SEI Stockholder has, and at the
              --------------------
Closing will have, good and valid title to the shares of Saban Stock listed on Schedule "A" hereto, owned by it, free and clear of any liens, encumbrances,
------------
equities, security interests, claims and other restrictions of any nature whatsoever, and each SEI Stockholder has the full legal right, power and authority, and any approval required by law, to sell, assign, transfer and deliver the Saban Stock and to make the representations, warranties, covenants and agreements made by it. Upon the effectiveness of the Reorganization, Fox Kids will acquire good and valid title to the Saban Stock, free and clear of all liens, encumbrances, equities, security interests, claims and other restrictions of any nature whatsoever. None of the SEI Stockholders has entered into any agreements, understandings or undertakings with respect to the Saban Stock under which such SEI Stockholder is or may become obligated, directly or indirectly, to transfer, dispose of, or assign the Saban Stock, or which would result in any Person placing a Lien upon the Saban Stock.

          (5) Investment.  Each SEI Stockholder acknowledges that the shares of
              ----------
Class B Common Stock have not been registered under the Securities Act nor qualified under any state securities or "Blue Sky" law, on the basis that no distribution or public offering of the Class B Common Stock is to be effected, and in this connection Fox Kids is relying in part on the representations of such SEI Stockholder. Each SEI Stockholder further represents and warrants to Fox Kids that:

          (a) Investment Intent.  The Class B Common Stock is being acquired by
              -----------------
such SEI Stockholder solely for its own account, for investment purposes only, and with no present intention of distributing, selling or otherwise transferring or disposing of the Class B Common Stock.

          (b) Access.  Each SEI Stockholder has had, during the course of this
              ------
transaction and prior to its execution of this Agreement, the opportunity to ask questions of, and receive answers from Fox Kids and its management concerning their respective businesses, operations and financial condition, and the terms and conditions of this Agreement. Each SEI Stockholder acknowledges that its representatives have received all such information as it considers necessary for evaluating the risks and merits of acquiring the Class B Common Stock and for verifying the accuracy of any information furnished to it or to which it has had access, and that each SEI Stockholder has entered into this Agreement on the basis of its own judgment and analysis of the Company and the transaction.

          (c) Illiquidity.  Each SEI Stockholder understands that there is no
              -----------
public market for the Class B Common Stock or for any securities, and that there may never be such a public market, and that even if a market develops such SEI Stockholder may never be able to sell or dispose of the Class B Common Stock and may thus have to bear the risk of its investment for a substantial period of time, or forever.

          (d) Accredited Investor.  Each SEI Stockholder is an "accredited
              -------------------
investor" for purposes of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act.

          (6) Brokers, etc.  None of the SEI Stockholders has incurred, directly
              -------------
or indirectly, any obligation or liability for brokers' or finders' fees, agents' commissions or other similar charges in connection with this Agreement or any other similar charges in connection with this Agreement; and, without limiting the generality of the foregoing, to the extent such SEI stockholder is not a natural person, none of the officers, directors or employees of such SEI Stockholder have any right to receive a beneficial interest in any of the Class B Common Stock, or otherwise to participate in such SEI Stockholder's investment in Fox Kids.

          c.   By Fox Broadcasting Sub.  Fox Broadcasting Sub represents and
               -----------------------
warrants to Fox Kids, Saban, Allen and each of the SEI Stockholders that the following statements are true and correct as of the date hereof, and will be true and correct at the Closing Date:

          (1) Organization and Standing; Articles and By-Laws.  Fox Broadcasting
              -----------------------------------------------
Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Fox Broadcasting Sub is qualified, licensed or domesticated as a foreign corporation and is in good standing in all jurisdictions where the character of its properties owned or held under lease or the nature of its activities make such qualification necessary, except where the failure to be so qualified, licensed or domesticated would not have a material adverse effect on Fox Broadcasting Sub. Fox Broadcasting Sub has all requisite power and authority and all requisite licenses, permits and franchises necessary to own, lease and operate its properties and assets and to carry on its business in the manner and in the locations as presently conducted, except where the failure to do so would not have a material adverse effect on Fox Broadcasting Sub. Copies of the Certificate of Incorporation (as certified by the Delaware Secretary of State) and By-Laws of Fox Broadcasting Sub have been delivered to the other parties to this Agreement and are accurate and complete as of the date hereof.

          (2) Authorization.  Fox Broadcasting Sub has the requisite corporate
              -------------
power and authority to enter into and carry out the terms and conditions of this Agreement and all the transactions contemplated hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by Fox Broadcasting Sub's Board of Directors, and all corporate proceedings have been taken and no other corporate proceedings on the part of Fox Broadcasting Sub or its Affiliates is necessary to authorize the execution, delivery and performance by Fox Broadcasting Sub of this Agreement. This Agreement has been duly executed and delivered by Fox Broadcasting Sub and constitutes the valid and binding obligations of Fox Broadcasting Sub, enforceable in accordance with its terms, except as enforceability may be limited by the Remedies Exception. The execution, delivery and performance of this Agreement by Fox Broadcasting Sub will not conflict with or constitute a breach, violation or default under Fox Broadcasting Sub's Certificate of Incorporation or By-Laws, any statute, law or administrative regulation, or under any judgment, decree, order, writ, governmental permit or license, any material contract, agreement, lease, indenture or instrument to which Fox Broadcasting Sub or any of its Affiliates is a party or by which Fox Broadcasting Sub or any of its Affiliates is bound.

          (3) No Consents.  No consent, authorization, order or approval of, or
              -----------
filing with or registration with, any governmental authority, commission, board or other regulatory body of the United States or any State or political subdivision thereof, or any other Person, is required to be made or obtained by Fox Broadcasting Sub or any of its Affiliates, for or in connection with the execution and delivery by Fox Broadcasting Sub of this Agreement and the consummation by Fox Broadcasting Sub of the transactions contemplated hereby.

          (4) Title to FCNH Common Stock.  Fox Broadcasting Sub has, and at the
              --------------------------
Closing will have, good and valid title to the 800 shares of FCNH Common Stock, owned by it, free and clear of any liens, encumbrances, equities, security interests, claims and other restrictions of any nature whatsoever, and it has the full legal right, power and authority, and any approval required by law, to sell, assign, transfer and deliver the FCNH Common Stock and to make the representations, warranties, covenants and agreements made by it. Upon the effectiveness of the Reorganization as contemplated hereby, Fox Kids will acquire good and valid title to the FCNH Common Stock, free and clear of all liens, encumbrances, equities, security interests, claims and other restrictions of any nature whatsoever. Fox Broadcasting Sub has not entered into any agreements, understandings or undertakings with respect to the FCNH Common Stock under which Fox Broadcasting Sub is or may become obligated, directly or indirectly, to transfer, dispose of, or assign the FCNH Common Stock, or which would result in any Person placing a Lien upon the FCNH Common Stock.

          (5) Investment.  Fox Broadcasting Sub acknowledges that the shares of
              ----------
Class B Common Stock have not been registered under the Securities Act nor qualified under any state securities or "Blue Sky" law, on the basis that no distribution or public offering of the Class B Common Stock is to be effected, and in this connection Fox Kids is relying in part on the representations of Fox Broadcasting Sub. Fox Broadcasting Sub further represents and warrants to Fox Kids that:

          (a) Investment Intent.  The Class B Common Stock is being acquired by
              -----------------
Fox Broadcasting Sub solely for its own account, for investment purposes only, and with no present intention of distributing, selling or otherwise transferring or disposing of the Class B Common Stock.

          (b) Access.   Fox Broadcasting Sub has had, during the course of this
              ------
transaction and prior to its execution of this Agreement, the opportunity to ask questions of, and receive answers from Fox Kids and its management concerning their respective businesses, operations and financial condition, and the terms and conditions of this Agreement. Fox Broadcasting Sub acknowledges that its representatives have received all such information as it considers necessary for evaluating the risks and merits of acquiring the Class B Common Stock, and for verifying the accuracy of any information furnished to it or to which it has had access, and that Fox Broadcasting Sub has entered into this Agreement on the basis of its own judgment and analysis of Fox Kids and the transaction.

          (c) Illiquidity.  Fox Broadcasting Sub understands that there is no
              -----------
public market for the Class B Common Stock, or for any securities, and that there may never be such a public market, and that even if a market develops Fox Broadcasting Sub may never be able to sell or dispose of the Class B Common Stock, and may thus have to bear the risk of its investment for a substantial period of time, or forever.

          (d) Accredited Investor.  Fox Broadcasting Sub is an "accredited
              -------------------
investor" for purposes of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act.

          (6) Brokers, etc.  Fox Broadcasting Sub has not incurred, directly or
              -------------
indirectly, any obligation or liability for brokers' or finders' fees, agents' commissions or other similar charges in connection with this Agreement or any other similar charges in connection with this Agreement; and, without limiting the generality of the foregoing, none of the officers, directors or employees of Fox Broadcasting Sub have any right to receive a beneficial interest in any of the Class B Common Stock or otherwise to participate in Fox Broadcasting Sub's investment in Fox Kids.

          d.   By Allen.  Allen represents and warrants to Fox Kids, Saban, Fox
               --------
Broadcasting Sub and each of the SEI Stockholders that the following statements are true and correct as of the date hereof, and will be true and correct at the Closing Date:

          (1) Organization and Standing; Articles and By-Laws.  Allen is a
              -----------------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of New York. Allen is qualified, licensed or domesticated as a foreign corporation and is in good standing in all jurisdictions where the character of its properties owned or held under lease or the nature of its activities make such qualification necessary, except where the failure to be so qualified, licensed or domesticated would not have a material adverse effect on Allen. Allen has all requisite power and authority and all requisite licenses, permits and franchises necessary to own, lease and operate its properties and assets and to carry on its business in the manner and in the locations as presently conducted, except where the failure to do so would not have a material adverse effect on Allen. Copies of the Articles of Incorporation (as certified by the New York Secretary of State) and By-Laws of Allen have been delivered to the other parties to this Agreement and are accurate and complete as of the date hereof.

          (2) Authorization.  Allen has the requisite corporate power and
              -------------
authority to enter into and carry out the terms and conditions of this Agreement and all the transactions contemplated hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by Allen's Board of Directors, and all corporate proceedings have been taken and no other corporate proceedings on the part of Allen or its Affiliates is necessary to authorize the execution, delivery and performance by Allen of this Agreement. This Agreement has been duly executed and delivered by Allen and constitutes the valid and binding obligations of Allen, enforceable in accordance with its terms, except as enforceability may be limited by applicable the Remedies Exception. The execution, delivery and performance of this Agreement by Allen will not conflict with or constitute a breach, violation or default under Allen's Articles of Incorporation or By-Laws, any statute, law or administrative regulation, or under any judgment, decree, order, writ, governmental permit or license, any material contract, agreement, lease, indenture or instrument to which Allen or any of its Affiliates is a party or by which Allen or any of its Affiliates is bound.

          (3) No Consents.  No consent, authorization, order or approval of, or
              -----------
filing with or registration with, any governmental authority, commission, board or other regulatory body of the United States or any State or political subdivision thereof, or any other Person, is required to be made or obtained by Allen or any of its Affiliates, for or in connection with the execution and delivery by Allen of this Agreement and the consummation by Allen of the transactions contemplated hereby.

          (4) Title to FCNH Common Stock.  Allen has, and at the Closing will
              --------------------------
have, good and valid title to the 16 16/99 shares of FCNH Common Stock, owned by it, free and clear of any liens, encumbrances, equities, security interests, claims and other restrictions of any nature whatsoever, and it has the full legal right, power and authority, and any approval required by law, to sell, assign, transfer and deliver the FCNH Common Stock and to make the representations, warranties, covenants and agreements made by it. Upon the effectiveness of the Reorganization as contemplated hereby, Fox Kids will acquire good and valid title to the FCNH Common Stock, free and clear of all liens, encumbrances, equities, security interests, claims and other restrictions of any nature whatsoever. Allen has not entered into any agreements, understandings or undertakings with respect to the FCNH Common Stock under which Allen is or may become obligated, directly or indirectly, to transfer, dispose of, or assign the FCNH Common Stock, or which would result in any Person placing a Lien upon the FCNH Common Stock.

          (5) Investment.   Allen acknowledges that the shares of Class A Common
              ----------
Stock, respectively, have not been registered under the Securities Act nor qualified under any state securities or "Blue Sky" law, on the basis that no distribution or public offering of the Class A Common Stock is to be effected, and in this connection Fox Kids is relying in part on the representations of Allen. Allen further represents and warrants to Fox Kids that:

          (a) Investment Intent.  The Class A Common Stock is being acquired by
              -----------------
Allen solely for its own account, for investment purposes only, and with no present intention of distributing, selling or otherwise transferring or disposing of the Class A Common Stock.

          (b) Access.  Allen has had, during the course of this transaction and
              ------
prior to its execution of this Agreement, the opportunity to ask questions of, and receive answers from Fox Kids and its management concerning their respective businesses, operations and financial condition, and the terms and conditions of this Agreement. Allen acknowledges that its representatives have received all such information as it considers necessary for evaluating the risks and merits of acquiring the Class A Common Stock and for verifying the accuracy of any information furnished to it or to which it has had access, and that Allen has entered into this Agreement on the basis of its own judgment and analysis of Fox Kids and the transaction.

          (c) Illiquidity.  Allen understands that there is no public market for
              -----------
the Class A Common Stock, or for any securities, and that there may never be such a public market, and that even if a market develops Allen may never be able to sell or dispose of the Class A Common Stock, and may thus have to bear the risk of its investment for a substantial period of time, or forever.

          (d) Accredited Investor.  Allen is an "accredited investor" for
              -------------------
purposes of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act.

          (6) Brokers, etc.   Allen has not incurred, directly or indirectly,
              -------------
any obligation or liability for brokers' or finders' fees, agents' commissions or other similar charges in connection with this Agreement or any other similar charges in connection with this Agreement; and, without limiting the generality of the foregoing, none of the officers, directors or employees of Allen have any right to receive a beneficial interest in any of the Class A Common Stock or otherwise to participate in Allen's investment in Fox Kids.

     3.   Amendments to Strategic Stockholders Agreement.
          ----------------------------------------------

          a.   Reorganization as a "Reorganization" under the Strategic
               --------------------------------------------------------
Stockholders Agreement.  While this Agreement is being entered into other than
----------------------
in contemplation of an Initial Public Offering, this Agreement shall, for all purposes of the Strategic Stockholders Agreement, constitute and be included within the definition of a "Reorganization" thereunder, and, without limiting the generality of the foregoing:

               i) Fox Kids is the "Successor Entity" under the Strategic Stockholders Agreement;

               ii) All shares of capital stock of Fox Kids issued to the SEI Stockholders in the Reorganization shall be shares of "SEI Common Stock" under the provisions of the Strategic Stockholders Agreement, and, without limiting the generality of the foregoing, shall be subject to all of the provisions of Sections 2, 3, 4, 6 and 7 relating to the SEI Common Stock, and shall constitute "SEI Option Shares" under Section 7 of the Strategic Stockholders Agreement;

               iii) All shares of capital stock of Fox Kids issued to Fox Broadcasting Sub in the Reorganization shall be shares of "FCNH Common Stock" under the provisions of the Strategic Stockholders Agreement, and, without limiting the generality of the foregoing, shall be subject to all of the provisions of Sections 2, 3, 4, 6 and 7 relating to the FCNH Common Stock.

               iv) All shares of capital stock of Fox Kids issued to Allen in the Reorganization shall be "Allen Shares" under the provisions of the Strategic Stockholders Agreement, and, without limiting the generality of the foregoing, shall be subject to all of the provisions of Sections 2, 3, 4, 5, 6 and 7 relating to the Allen Shares.

          b.   Consent to Reorganization.  Each of the parties to the Strategic
               -------------------------
Stockholders Agreement hereby consents to the transfer of the Shares pursuant to the Reorganization.

          c.   Agreement of Fox Kids.  By entering into this Agreement, Fox
               ---------------------
Kids, as the "Successor Entity," agrees to be bound by each and all of the covenants and obligations of the Successor Entity under and pursuant to the Strategic Stockholders Agreement.

     4.   Closing.  The closing of the Reorganization (the "Closing") shall
          -------                                           -------
occur concurrently with the contribution contemplated by the LIFE Contribution Agreement.

     5.   Prior Issuances.  Concurrently with the Closing, the prior issuance of
          ---------------
two shares of Class B Common Stock to Fox Broadcasting Sub and the SEI Stockholders shall be cancelled and the shares of Class B Common Stock shall cease to be outstanding and the prior issuance of .02 shares of Class A Common Stock to Allen shall be cancelled and the shares of Class A Common Stock shall cease to be outstanding.

     6.   Miscellaneous.  All of the provisions of Section 11 of the Strategic
          -------------
Stockholders Agreement (other than Sections 11(b), (k) and (p)) shall apply with respect to this Agreement.

     7.   Definitions.  As used in this Agreement, the following terms shall
          -----------
have the meanings set forth below:

          "AFFILIATE" means, when used with reference to a specified Person, any Person that directly or indirectly through one or more intermediaries controls or is controlled by, or is under common control with, the specified Person. For the purposes of this definition, "control" (including the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies to such Person, whether through the ownership of voting securities, by contract or otherwise, and any Person owning 10% or more of the equity or voting power of any other Person shall be deemed to control such other Person.

          "PERSON" includes an individual, corporation, partnership, limited liability company, limited liability partnership, trust, estate, joint venture, incorporated or unincorporated association, government (or a bureau, agency or political subdivision thereof) or other entity of whatsoever kind or nature.

          "SUBSIDIARY" of a corporation means (i) any corporation of which equity securities possessing a majority of the ordinary voting power in electing the board of directors are, at the time as of which such determination is being made, owned by such corporation either directly or indirectly through one or more Subsidiaries, and (ii) any Person (other than a corporation) in which such corporation or any Subsidiary, directly or indirectly, has more than a 10% ownership interest or over which it exercises control.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                              FOX KIDS WORLDWIDE, INC.


                              By /s/ Mel Woods
                                 ----------------------------------------
                                    Mel Woods
                                    President


                              SABAN ENTERTAINMENT, INC.



                              By /s/ Haim Saban
                                 -----------------------------------------
                                    Haim Saban
                                    Chief Executive Officer



                              /s/ Haim Saban
                              --------------------------------------------
                              HAIM SABAN


                              QUARTZ ENTERPRISES, L.P.



                              By /s/ Haim Saban
                                 -------------------------------------------
                                  Name: Haim Saban
                                  Title: General Partner, Indigo
                                         Enterprises, L.P.
                                         General Partner

                              MERLOT INVESTMENTS



                              By /s/ Haim Saban
                                 -----------------------------------------
                                  Name: Haim Saban
                                  Title: General Partner, Indigo
                                         Enterprises, L.P.
                                         General Partner

                              SILVERLIGHT ENTERPRISES, L.P.



                              By /s/ Haim Saban
                                 -----------------------------------------
                                    Name: Haim Saban
                                    Title: General Partner, Glass Ware
                                           Enterprises, L.P.
                                           General Partner

                              CELIA ENTERPRISES, L.P.



                              By /s/ Haim Saban
                                 -----------------------------------------
                                    Name: Haim Saban
                                    Title: General Partner


                              FOX BROADCASTING SUB, INC.



                              By /s/ Jay Itzkowitz
                                 -----------------------------------------
                                    Name: Jay Itzkowitz
                                    Title: Senior Vice President

                              FCN HOLDING, INC.



                              By /s/ Jay Itzkowitz
                                 -----------------------------------------
                                    Name: Jay Itzkowitz
                                    Title: Senior Vice President


                              ALLEN & COMPANY INCORPORATED



                              By /s/ William F. Leimkuhler
                                 ----------------------------------------
                                    Name: William F.Leimkuhler
                                    Title: Vice President & General Counsel

                                  SCHEDULE "A"
                                  ------------


=========================================================================================
                                                                Number of Shares of Class
                                   Number of Shares of Saban    B Common Stock of Fox
Name                               Common Stock                 Kids
-----------------------------------------------------------------------------------------
Haim Saban                                            377.56   3,737,844
-----------------------------------------------------------------------------------------
Quartz Enterprises, L.P.                               76.80     760,320
-----------------------------------------------------------------------------------------
Merlot Enterprises                                     65.19     645,381
-----------------------------------------------------------------------------------------
Silverlight Enterprises, L.P.                         278.76   2,759,724
-----------------------------------------------------------------------------------------
Celia Enterprises, L.P.                                 1.69      16,731
-----------------------------------------------------------------------------------------
      Total                                           800.00   7,920,000
========================================================================================